Exhibit 23
 Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 Number 333-131625) pertaining to the Jennie-O Turkey Store Retirement Savings Plan of our report dated June 9, 2026, with respect to the financial statements and schedule of the Jennie-O Turkey Store Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
June 9, 2026